Mass Petroleum Inc.

June  ____, 2012

D-Helix Inc.

Dear Sirs:

Re:      Bridge Loan

This letter will serve to confirm our agreement wherein, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, we have provided a loan of US$75,000 (the “Loan”) toD-Helix Inc.(“D-HELIX”), on the following terms and conditions in order to facilitate exploring a further investment or purchase of D-HELIX by Mass Petroleum Inc. (the “Transaction”):

1.       The principal amount of the Loan, shall be due and payable on the earlier of September 30, 2012 or within 10 business days of the closing of a definitive share exchange agreement between Mass Petroleum Inc. and D-HELIX (the “Maturity Date”).

2.       The Loan shall bear no interest until the Maturity Date.  If not repaid or otherwise extinguished at the Maturity Date, the loan shall bear interest at the rate of 10% per annum, payable in quarterly installments from the Maturity Date.

3.       D-HELIX may repay any or all outstanding amounts of principal and interest at any time, without penalty.

4.       Except as otherwise agreed to in writing between the parties, D-HELIX agrees that for a period from the date of this Agreement until the earliest of:

          (a)               the Maturity Date; or

             (b)               the date that a Transaction is consummated between the parties hereto,

except for ongoing negotiations previously disclosed to Mass Petroleum Inc., other than in connection with a Transaction mutually agreed to by the parties hereto (a “Permitted Transaction”), D-HELIX and its Representatives will not, directly or indirectly:

          (c)                offer to sell all or any part of D-HELIX securities another party;

          (d)               dispose of any assets;

             (e)                enter into any material agreements without prior written approval; or

          (f)                in any way solicit any person or entity with respect to any transaction involving the company’s assets.

5.       “Representatives” of D-HELIX means the directors, employees, affiliates, subsidiaries, shareholders, advisors, agents and representatives of D-HELIX, and shall also include directors and employees of the affiliates, subsidiaries and shareholders of D-HELIX.

6.       The obligations of D-HELIX will be evidenced by a promissory note in the form attached hereto.

Accepting that the above accurately details your understanding of our agreement in this regard could you please execute this letter where indicated and return same at your early convenience.

Yours truly,

Mass Petroleum Inc.

Per:

Authorized Signatory

Acknowledged and agreed to this day of June, 2012by:

D-Helix Inc.

Per:
            Authorized Signatory

PROMISSORY NOTE

US$75,000                                                                                                                                                                                                                                                                                                                                                                                                                                       June ____, 2012

TO: Mass Petroleum Inc.

FOR VALUE RECEIVED, D-Helix Inc. (“D-HELIX”) promises to pay to the order of Mass Petroleum Inc.(the “Lender”) the Principal Sum of $75,000 in lawful currency of the United States of America (the “Principal Sum”).

It is understood and agreed that D-HELIX shall pay to the Lender all of the principal and accrued interest evidenced by this Promissory Note on the earlier of September 30, 2012 or or within 10 business days of the closing of a definitive share exchange agreement between Mass Petroleum Inc. and D-HELIX.

The Principal Sum or such amount as shall remain outstanding from time to time shall not bear interest until the Maturity Date.  If not repaid or otherwise extinguished at the Maturity Date, the loan shall bear interest at the rate of 10% per annum, payable in quarterly installments from the Maturity Date.  In the event of any partial repayments made on the Principal Sum, such payments shall be applied firstly towards accrued interest and then towards the Principal Sum.

This Promissory Note is being issued in accordance with and is subject to the terms of a letter agreement entered into between the undersigned and the Lender dated as June _____, 2012.

The undersigned shall have the privilege of prepaying in whole or in part the Principal Sum and accrued interest.

Presentment, protest, notice of protest and notice of dishonor are hereby waived.

 D-Helix Inc.

Signature

Name of Signatory and Title